EXHIBIT 10.2

CORECIVIC, INC.

performance -Based RESTRICTED SHARE UNIT AWARD AGREEMENT

(2020 Stock Incentive Plan)

This performance-Based RESTRICTED SHARE UNIT AWARD AGREEMENT (together with the election form pursuant to Section 7 hereof, the “Agreement”) is made thisday of ,, (the “Grant Date”), by and between CoreCivic, Inc., a Maryland corporation (together with its Subsidiaries, the “Company”), and(the “Recipient”). Capitalized terms not otherwise defined herein (or in an election form executed pursuant to Section 7 hereof) shall have the meaning ascribed to such terms in the CoreCivic, Inc. 2020 Stock Incentive Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted share units; and

WHEREAS, pursuant to the Plan, the Committee has granted an award of restricted share units to the Recipient as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Grant of Restricted Share Units.

(a)The Company hereby grants to the Recipient an award (the “Award”) of             restricted share units (the “Restricted Share Units”) on the terms and conditions set forth in this Agreement and the Plan. A bookkeeping unit will be maintained by the Company to keep track of the Restricted Share Units and any Dividend Equivalent Units (as defined below) or other dividend equivalent rights that may accrue as provided in Section 4.

(b)The Recipient’s rights with respect to any unvested portion of the Award shall remain forfeitable at all times prior to the applicable Vesting Date of such portion of the Award, and such rights shall vest or terminate in accordance with Section 2 hereof. The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Recipient other than by will or the laws of descent and distribution or as otherwise permitted by the Plan.

2.Vesting of the Award.

(a)Except as otherwise provided herein, the Restricted Share Units are allocated equally among three annual performance periods,,, (each being a “Performance Period”), for which annual Performance Objective(s) are determined by the Committee by the ninetieth (90th) day after the commencement of each applicable Performance Period (each being a “Determination Date”).  Such Performance Objectives shall be delivered to the Recipient by the Company as soon as reasonably practicable following the applicable Determination Date.  Except as otherwise provided herein, up to one hundred eighty percent (180%) of the portion of the Restricted Share Units allocated to each Performance Period granted hereby may vest on each anniversary date of the applicable Determination Date based on and to the extent of the satisfaction of the applicable Performance Objectives for such Performance Period (as determined by the Committee in its sole discretion) and otherwise subject to the limitations set forth herein (each such date being a “Vesting Date”).  Any Restricted Share Units that do not vest pursuant to the preceding sentence shall automatically and without notice be forfeited as of the applicable Vesting Date.

(b)Except as otherwise determined by the Committee, in the event that the Recipient’s employment with the Company or its Affiliates terminates (other than by reason of Recipient’s death, Disability or Retirement) prior to an applicable Vesting Date and prior to the occurrence of a Change in Control, the Recipient shall automatically and without notice forfeit all then unvested Restricted Share Units (including any related dividend equivalent rights awarded pursuant to Section 4 hereof), and the Recipient (and any of Recipient’s successors, heirs, assigns, or personal representatives) shall cease to have any rights or interests in such forfeited Restricted Share Units (including any related dividend equivalent rights awarded pursuant to Section 4 hereof).

(c)If, while Recipient is in the employ of the Company or its Affiliates, (i) Recipient shall die, (ii) Recipient shall separate from employment with the Company on account of a Disability, or (iii) the Company undergoes a Change in Control, then in any such case one hundred percent (100%) of the then unvested and outstanding Restricted Share Units (including any related dividend equivalent rights awarded pursuant to Section 4 hereof) shall become immediately vested and non-forfeitable (to the extent not previously forfeited) at the “target level” for any such Restricted Share Units, and the Shares shall thereafter be issued to the Recipient (or to the Recipient’s successor pursuant to Section 1(b) as the case may be).

(d)Notwithstanding anything contained herein to the contrary, if the Recipient’s employment is terminated due to Retirement after December 31 of any fiscal year, but prior to the next succeeding Vesting Date, then that portion of the Restricted Share Units (including any related dividend equivalent rights awarded pursuant to Section 4 hereof) that would vest on such succeeding Vesting Date in accordance with the achievement, if any, of the Performance Objectives established with respect to the immediately preceding Performance Period, shall vest on such Vesting Date, notwithstanding that Recipient is no longer in the employ of the Company or its Affiliates.  Thereafter, all remaining unvested Restricted Share Units (if any) shall automatically and without notice be forfeited, and Recipient (and any of Recipient’s successors, heirs, assigns, or personal representatives) shall cease to have any rights or interests in such forfeited Restricted Share Units (including any related dividend equivalent rights awarded pursuant to Section 4 hereof).

3.Payment of Vested Restricted Share Units. Recipient shall be entitled to receive the number of Shares equal to the number of vested Restricted Share Units (and any related Dividend Equivalent Units described in Section 4) whose restrictions have lapsed pursuant to Section 2, together with any cash-based dividend equivalent rights relating to such vested Restricted Share Units. Upon the vesting of any Restricted Share Units pursuant to Section 2, an appropriate book entry shall evidence the issuance of Shares, and any cash-based dividend equivalent rights shall be paid, to the Recipient (or to the executors or administrators of Recipient’s estate in the event of Recipient’s death) as soon as practicable thereafter (subject to Recipient’s election of a deferred payment date pursuant to Section 7 of this Agreement).

4.Dividend Equivalent Rights. Recipient shall receive dividend equivalent rights in respect of the maximum number of Restricted Share Units that could vest pursuant to this Agreement at the time of any payment of dividends to stockholders on Shares. At the Company’s option, the Restricted Share Units will be credited with either (a) additional Restricted Share Units (the “Dividend Equivalent Units”) (including fractional units) for cash dividends paid on Shares in an amount determined by (i) multiplying the cash dividend paid per Share by the number of Restricted Share Units (and previously credited Dividend Equivalent Units) outstanding and unpaid, and (ii) dividing the product determined above by the Fair Market Value of a Share, in each case, on the dividend record date; or (b) a cash amount equal to the amount that would be payable to the Recipient as a stockholder in respect of a number of Shares equal to the number of Restricted Share Units (and previously credited Dividend Equivalent Units) outstanding and unpaid as of the dividend record date; provided, that cash-based dividend equivalent rights described in subparagraph (b) shall be credited unless the Committee affirmatively elects to credit Dividend Equivalent Units. The Restricted Share Units will be credited with Dividend Equivalent Units for stock dividends paid on Shares by multiplying the stock dividend paid per Share by the number of Restricted Share Units (and previously credited Dividend Equivalent Units) outstanding and unpaid on the dividend record date.  Each Dividend Equivalent Unit has a value equal to one Share, and partial Dividend Equivalent Units will be rounded down to the nearest whole Share if so determined by the Committee. Each Dividend Equivalent Unit or cash-based dividend equivalent right will vest and be settled or payable at the same time as the Restricted Share Units to which such Dividend Equivalent Unit or cash amount relates and shall be forfeited if the underlying Restricted Share Unit does not vest in accordance with this Agreement.

5.Rights as a Stockholder. Except as provided above, the Recipient shall not have voting or any other rights as a stockholder of the Company with respect to the Restricted Share Units. Recipient will obtain full voting and other rights as a stockholder of the Company upon the settlement of Restricted Share Units in Shares.

6.Plan Governs. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. This Agreement shall be construed in accordance and consistent with, and subject to, the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

7.Deferral Rights. Notwithstanding any other provision of this Agreement, the Recipient may elect to defer the receipt of the Shares upon the occurrence of any applicable Vesting Date until such times as are approved by the Committee and are set forth in the Recipient’s applicable deferral election form. All deferral elections made by the Recipient pursuant to this Section 7 shall be made in accordance with (i) the applicable election form provided by the Committee and (ii) Section 409A of the Code. If the Recipient does not timely elect to defer the receipt of Shares pursuant to this Section 7, then such Shares shall be paid to the Recipient in accordance with Sections 2 and 3 of this Agreement.

8.Withholding of Taxes. The Recipient acknowledges that the Recipient (and not the Company) shall be responsible for any tax liability that may arise as a result of the grant, vesting and settlement of this Award of Restricted Share Units. The Recipient shall remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements arising in connection herewith prior to the delivery of any Shares. The Committee may, in its sole discretion, (a) require or allow the Recipient to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of Shares pursuant to this Agreement (or an applicable election form executed by the Recipient pursuant to Section 7 of this Agreement), withhold from such Shares that number of full Shares having a Fair Market Value (determined as of the date such Shares are issued to the Recipient pursuant to this Agreement or applicable election form) equal to the amount or portion of the amount required or permitted to be withheld; or (b) satisfy such withholding requirements through another lawful method, including satisfying such obligation from wages or other amounts payable to the Recipient as may be allowed by law.

9.Adjustments. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award of Restricted Share Units in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles. Such adjustments shall be made in accordance with Section 4.2 of the Plan and Section 409A of the Code, to the extent applicable.

10.Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.Notice. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:CoreCivic, Inc.

5501 Virginia Way

Brentwood, Tennessee 37027

To the Recipient:	The address then maintained with respect to the Recipient in the Company’s records.

12.Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Tennessee, without regard to the conflicts of laws provisions thereof.

13.Entire Agreement; Counterparts. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.

15.Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Recipient’s legal representatives. All obligations imposed upon the Recipient and all rights granted to the Company under this Agreement shall be binding upon the Recipient’s heirs, executors, administrators and successors.

16.No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Recipient any right to continued employment by the Company or any of its Affiliates, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any of its Affiliates to terminate the Recipient’s employment at any time for any reason whatsoever, whether or not with cause.

17.Section 409A. Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the settlement of the Restricted Share Units (including any dividend rights) to be made to the Recipient pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Treasury Regulations and this Agreement shall be interpreted consistently therewith. However, under certain circumstances, settlement of the Restricted Share Units may not so qualify, and in that case, the Committee shall administer the grant and settlement of such Restricted Share Units in strict compliance with Section 409A of the Code. Further, notwithstanding anything herein to the contrary, if at the time of the Recipient’s termination of employment with the Company, the Recipient is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Recipient) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Recipient’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. Solely for purposes of complying with Section 409A of the Code, a “termination of employment” shall have the same meaning as “separation from service” under Section 409A of the Code and the Recipient shall be deemed to have remained employed so long as the Recipient has not “separated from service” with the Company. Each payment under this Agreement constitutes a “separate payment” for purposes of Section 409A of the Code.

18.Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Recipient and the Company for all purposes.  In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be resolved in accordance with the foregoing, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within the Nashville, Tennessee metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator. If the Recipient substantially prevails on any of his or her substantive legal claims, then the Company shall reimburse all legal fees and arbitration fees incurred by the Recipient to arbitrate the dispute.

19.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional Data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement. By entering into this Agreement, the Recipient (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Data; (ii) waives any privacy rights the Recipient may have with respect to the Data; (iii) authorizes the Relevant Companies to store and transmit such Data in electronic form; (iv) authorizes the transfer of the Data to any jurisdiction in which the Relevant Companies consider appropriate, and (v) otherwise acknowledges and consents to the provisions of Section 15.15 of the Plan. The Recipient shall have access to, and the right to change, the Data. Data will only be used in accordance with applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

CORECIVIC, INC.

By:

Title:

RECIPIENT:

Signature:

Name (printed):

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